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                                                                     Exhibit 4.1

                          TARGETED GENETICS CORPORATION

                      FOURTH AMENDMENT TO RIGHTS AGREEMENT

      This Fourth Amendment to Rights Agreement (this "Amendment") is made as of September 2, 2003 by and between Targeted Genetics Corporation, a Washington corporation (the "Company") and Mellon Investor Services LLC, formerly known as ChaseMellon Shareholder Services, a New Jersey limited liability company, as rights agent (the "Rights Agent").

                                    RECITALS

      WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement dated as of October 17, 1996, as amended by the First Amendment of Rights Agreement dated as of July 21, 1999, by the Second Amendment to Rights Agreement, dated September 25, 2002, by the Third Amendment to Rights Agreement, dated January 23, 2003 (as amended, the "Rights Agreement"). Any capitalized terms not specifically defined in this Amendment shall have the meanings given those terms in the Rights Agreement.

                                    AGREEMENT

      WHEREAS, the parties wish to amend the Rights Agreement as provided herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The penultimate sentence of the definition of "Acquiring Person" in
Section 1 is hereby amended and replaced with the following:

      "Notwithstanding the foregoing, neither Elan International Services, Ltd. ("EIS") nor any Affiliate or Associate of EIS shall be included within the definition of "Acquiring Person" by virtue of the acquisition by EIS of shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, pursuant to the transactions contemplated by the Securities Purchase Agreement, dated July 21, 1999, between the Company and EIS and the Convertible Promissory Note, dated July 21, 1999, issued by the Company to EIS (the "Transaction Securities"); provided, however, EIS shall be included within the definition of Acquiring Person to the extent EIS, either alone or together with all Affiliates and Associates of EIS, becomes the Beneficial Owner of 20% or more of the Common Stock then outstanding as the result of being or becoming the Beneficial Owner of Common Stock including the Transaction Securities."

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      2. Each party represents and warrants to the other party that it has full power and authority to execute and deliver this Amendment and to perform the transactions contemplated hereunder.

      3. The terms and provisions of the Rights Agreement, as amended hereby, shall remain in full force and effect. All references to the "Rights Agreement" contained therein shall mean the Rights Agreement, as amended by this Amendment.

      4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                      TARGETED GENETICS CORPORATION


                                      By:      /s/ TODD SIMPSON
                                           ------------------------------
                                      Name:    Todd Simpson
                                           ------------------------------
                                      Title:   VP Finance and CFO
                                            -----------------------------


                                      MELLON INVESTOR SERVICES LLC


                                      By:      /s/ LISA PORTER
                                           ------------------------------
                                      Name:    Lisa Porter
                                           ------------------------------
                                      Title:   Client Service Manager
                                            -----------------------------